As filed with the Securities and Exchange Commission on September 30, 1999
                                             Registration No. 333-
- --------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                       REMINGTON OIL AND GAS CORPORATION
            (Exact name of registrant as specified in its charter)


            Delaware                                75-2369148
  (State or other jurisdiction of       (IRS employer identification no.)
   incorporation or organization)

8201 Preston Road, Suite 600, Dallas, Texas         75225-6211
  (Address of principal executive offices)          (Zip code)

                               1997 Stock Option Plan
                              (Full Title of the Plan)

                                  J. Burke Asher
                              Vice President/Finance
                         Remington Oil and Gas Corporation
                           8201 Preston Road, Suite 600
                             Dallas, Texas 75225-6211
                                  (214) 210-2650
(Name, address and telephone number including area code of agent for service)

                          CALCULATION OF REGISTRATION FEE

Title of securities   Amount to be    Proposed maximum    Proposed maximum     Amount of
  to be registered     registered      offering price    aggregate offering  registration
                                         per share            price (1)           fee
- -------------------   ------------   ------------------  ------------------  ------------
Common Stock            2,750,000        $5.625             $15,468,750       $4,300.32




(1) Estimated pursuant to Rule 457 for purposes of calculating the amount of the registration fee based on the average of the high and the low price for the Common Stock on September 28, 1999.

                                      PART II

                     INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this registration statement:

(a) The Annual Report on Form 10-K of Remington Oil and Gas Corporation (the "Company" or the "Registrant") for the year ended December 31, 1998;
(b) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999; and
(c) The Company's registration statement on Form 8-A registering the Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act") (the "Exchange Act Registration").

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the filing of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     W. Jefferson Burnett, General Counsel of the Registrant, has passed upon the validity of the Common Stock registered pursuant hereto. Mr. Burnett beneficially owns less than 1% of the outstanding shares of Common Stock of the Company.

     The financial statements incorporated herein by reference to the Remington Oil and Gas Corporation Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance upon the report of Arthur Anderson LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements similarly incorporated herein by reference to all documents subsequently filed by Remington Oil and Gas Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which reregisters all securities then remaining unsold, are and will be so incorporated by reference in reliance upon the reports of Arthur Anderson LLP, and any other independent accountants, relating to such financial statements and upon the authority of such independent accountants as experts in auditing and accounting in giving such reports to the extent that the particular firm has examined such financial statements and consented to the use of their reports thereon.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). The Registrant's Certificate of Incorporation, as amended, provides for the elimination of personal liability of its directors to the full extent permitted by the Delaware General Corporation Law. Section 6.4 of the Registrant's By-Laws provides that the Company shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by the reason of their activities in such capacities. In addition, the Registrant has insurance policies that provide liability coverage to directors and officers while acting in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable


ITEM 8.  EXHIBITS

3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Annual Report on Form 10-K for fiscal year ending December 31, 1998).

3.3 By-Laws of the Registrant, as amended (incorporated by reference from Registrant's Annual Report on Form 10-K for fiscal year ending December 31,
1998).

5.1    Opinion of W. Jefferson Burnett, General Counsel of the Registrant.

10.25  Box Energy Corporation 1997 Stock Option Plan, as amended
(incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ending June 30, 1999).

23.1   Consent of W. Jefferson Burnett (included in Exhibit 5.1).

23.2   Consent of Arthur Anderson LLP.

24     Power of Attorney (included in the signature page of this registration statement).


ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and the high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of the issue.


SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on September 30, 1999.

                                  REMINGTON OIL AND GAS CORPORATION


                                  /s/  J. Burke Asher
                                  -------------------------------------------
                                  By:  J. Burke Asher, Vice President/Finance


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

By his signature, each of the following persons authorizes J. Burke Asher and James A. Watt, or either of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without any limitation, post-effective amendments) to this registration statement necessary or advisable in the opinion of either of them to enable the Company to comply with the 1933 Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration of the additional securities which are the subject of this registration statement.



Date:  September 30, 1999

/s/ James A. Watt
- -----------------------------------------------
James A. Watt
Director, President and Chief Executive Officer



Date:  September 30, 1999

/s/ J. Burke Asher
- -----------------------------------------------
J. Burke Asher
Vice President/Finance



Date:  September 30, 1999

/s/ Edward V. Howard
- -----------------------------------------------
Edward V. Howard
Vice President/Controller



Date:  September 30, 1999

/s/ David H. Hawk
- -----------------------------------------------
David H. Hawk
Director, Chairman of the Board



Date:  September 30, 1999

/s/ Don D. Box
- -----------------------------------------------
Don D. Box
Director and Executive Vice President



Date:  September 30, 1999

/s/ John E. Goble, Jr.
- -----------------------------------------------
John E. Goble, Jr.
Director



Date:  September 30, 1999


- -----------------------------------------------
William E. Greenwood
Director



Date:  September 30, 1999

/s/ James Arthur Lyle
- -----------------------------------------------
James Arthur Lyle
Director



Date:  September 30, 1999

/s/ David E. Preng
- -----------------------------------------------
David E. Preng
Director



Date:  September 30, 1999

/s/ Thomas W. Rollins
- -----------------------------------------------
Thomas W. Rollins
Director



Date:  September 30, 1999

/s/ Alan C. Shapiro
- -----------------------------------------------
Alan C. Shapiro
Director

                             EXHIBIT INDEX

3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Annual Report on Form 10-K for fiscal year ending December 31, 1998).

3.3 By-Laws of the Registrant, as amended (incorporated by reference from Registrant's Annual Report on Form 10-K for fiscal year ending December 31,
1998).

5.1     Opinion of W. Jefferson Burnett, General Counsel of the Registrant.

10.25   Box Energy Corporation 1997 Stock Option Plan, as amended
(incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ending June 30, 1999).

23.1    Consent of W. Jefferson Burnett (included in Exhibit 5.1).

23.2.1  Consent of Arthur Anderson LLP.

24      Power of Attorney (included in the signature page of this
registration statement).